                                                                   EXHIBIT 10.2


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                MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT





                          FRANKLIN FINANCE CORPORATION
                                   PURCHASER




                              FRANKLIN BANK, N.A.
                                     SELLER





                         DATED AS OF [__________], 1997



                     CONVENTIONAL COMMERCIAL MORTGAGE LOANS



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



                               TABLE OF CONTENTS


                                                                                              Page

SECTION 1.  DEFINITIONS                                                                         1

SECTION 2.  AGREEMENT TO PURCHASE                                                               8

SECTION 3.  RESERVED.]                                                                          8

SECTION 4.  PURCHASE PRICE                                                                      8

SECTION 5.  EXAMINATION OF MORTGAGE FILES                                                       9

SECTION 6.  CONVEYANCE FROM SELLER TO PURCHASER                                                 9
     Subsection 6.01.  Conveyance of Mortgage Loans; Possession of Servicing Files              9
     Subsection 6.02.  Books and Records                                                       10
     Subsection 6.03.  Delivery of Mortgage Loan Documents                                     10

SECTION 7.  SERVICING OF THE MORTGAGE LOANS                                                    11

SECTION 8.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
             SELLER; REMEDIES FOR BREACH                                                       11
     Subsection 8.01.  Representations and Warranties Regarding the Seller                     11
     Subsection 8.02.  Representations and Warranties Regarding Individual
                          Mortgage Loans                                                       14
     Subsection 8.03. Remedies for Breach of Representations and Warranties                    24

SECTION 9.   CLOSING                                                                           26

SECTION 10.  CLOSING DOCUMENTS                                                                 26

SECTION 11.  COSTS                                                                             27

SECTION 12.  MERGER OR CONSOLIDATION OF THE SELLER                                             27

SECTION 13.  MANDATORY DELIVERY; GRANT OF SECURITY INTEREST                                    28

SECTION 14.  NOTICES                                                                           28

SECTION 15.  SEVERABILITY CLAUSE                                                               29

SECTION 16.  COUNTERPARTS                                                                      29


SECTION 17.  GOVERNING LAW                                                                      29

SECTION 18.  INTENTION OF THE PARTIES                                                           29

SECTION 19.  SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT                           30

SECTION 20.  WAIVERS                                                                            30

SECTION 21.  EXHIBITS                                                                           30

SECTION 22.  GENERAL INTERPRETIVE PRINCIPLES                                                    30

SECTION 23.  REPRODUCTION OF DOCUMENTS                                                          31

SECTION 24.  FURTHER AGREEMENTS                                                                 31

SECTION 25.  RECORDATION OF ASSIGNMENTS OF MORTGAGE                                             31



                                    EXHIBITS



EXHIBIT A       CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B       FORM OF SERVICING AGREEMENT

EXHIBIT C       FORM OF SELLER'S/SERVICER'S OFFICER'S CERTIFICATE

EXHIBIT D       FORM OF OPINION OF COUNSEL TO THE SELLER/SERVICER

EXHIBIT E       FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT F       FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT G       FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT H       MORTGAGE LOAN SCHEDULE

EXHIBIT I       THE UNDERWRITING GUIDELINES OF THE SELLER




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               MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT


     This MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the "Agreement"), dated as of [__________,] 1997, by and between Franklin Finance Corporation, a Michigan corporation, having an office at 24725 West Twelve Mile Road, Southfield, Michigan 48034 (the "Purchaser") and Franklin Bank, N.A., a national bank, having an office at 24725 West Twelve Mile Road, Southfield, Michigan 48034 (the "Seller").

                                 WITNESSETH:

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, certain conventional commercial mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein, and which shall be delivered as whole loans on the Closing Date, as defined below;

     WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a commercial property located in the jurisdiction indicated on the Mortgage Loan Schedule; and

     WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans.

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  DEFINITIONS.

     For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below. Other capitalized terms used in this Agreement and not defined herein shall have the respective meanings set forth in the Servicing Agreement attached as Exhibit B hereto.

     "Accepted Servicing Practices" means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

     "ALTA" means The American Land Title Association or any successor thereto.

     "Ancillary Income" means all late charges, escrow account benefits, reinstatement fees, and similar types of fees arising from or in connection with any Mortgage, to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

     "Appraised Value" means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

     "Assignment and Assumption Agreement" has the meaning set forth in Section 19.

     "Assignment of Mortgage" means an assignment of the Mortgage delivered in blank, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

     "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in the State of Michigan, are authorized or obligated by law or executive order to be closed.

     "Closing Date" means [_________,] 1997, or such other date as is mutually agreed upon by the parties.

     "Code" means Internal Revenue Code of 1986, as amended.

     "Condemnation Proceeds" means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

     "Conventional Loan" means a conventional commercial mortgage loan which is a Mortgage Loan.

     "Convertible Mortgage Loan" means any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

     "Custodial Account" means the separate trust account created and maintained pursuant to Section 2.04 of the Servicing Agreement.



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

     "Cut-off Date" means [__________, 1997.]

     "Deleted Mortgage Loan" means a Mortgage Loan that is repurchased or replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

     "Determination Date" means the earlier of two (2) Business Days prior to the related Remittance Date or the 15th day of the month in which the related Remittance Date occurs.

     "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     "Escrow Account" means the separate account created and maintained pursuant to Section 2.06 of the Servicing Agreement with respect to each Mortgage Loan, as specified in the Servicing Agreement.

     "Escrow Payments" means, with respect to any Mortgage Loan, any payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document, including without limitation the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums.

     "Insurance Proceeds" means, with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     "Interest Rate Adjustment Date" means, with respect to each Variable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

     "Liquidation Proceeds" means cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     "Loan-to-Value Ratio" or "LTV" means, with respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

     "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan.

     "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the


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

use of leasehold estates for commercial properties is a widely accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

     "Mortgage File" means the items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which, in the case of an Variable Rate Mortgage Loan, shall be adjusted from time to time, with respect to each Mortgage Loan.

     "Mortgage Loan" means an individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

     "Mortgage Loan Documents" means, with respect to each Mortgage Loan, the following documents pertaining to such Mortgage Loan:

     a. The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of Franklin Finance Corporation, without recourse" and signed in the name of the Seller by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by "[Seller], formerly known as [previous name]"; and

     b. The original Assignment of Mortgage for each Mortgage Loan in form and substance acceptable for recording endorsed "Pay to the order of Franklin Finance Corporation" and signed in the name of the Seller. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]".

     c. The original of any guarantee executed in connection with the Mortgage Note.



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


      d. The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, a photocopy of such Mortgage certified by the Seller to be true and correct will be delivered; if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Purchaser, a photocopy of such Mortgage, certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

      e. The originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon or certified copies of such documents if the originals are unavailable.

      f. Originals of all intervening Assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office, a photocopy of each such assignment certified by the Seller to be true and correct will be delivered, or if such assignment has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment, certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

      g. The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; provided that the original mortgagee policy of title insurance shall be delivered promptly after receipt by the Seller thereof but in no event later than one hundred twenty (120) days from and after the Closing Date.

      h. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

      "Mortgage Loan Schedule" means the schedule of Mortgage Loans attached hereto as Exhibit J setting forth at least the following information with respect to each Mortgage Loan: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of commercial property constituting the Mortgaged Property; (6) the type of Mortgage Loan (i.e., whether the Mortgage Loan bears interest at a fixed or variable rate); (7) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate as of the Cut-off Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the Cut-off Date; (12) the original principal amount of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (14) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (15) the Interest Rate Adjustment Date with respect to any Variable Rate Mortgage Loan; (16) a code indicating whether the Mortgage Loan is a Convertible Mortgage Loan; (17) the Servicing Fee Rate; (18) with respect to any Variable Rate Mortgage Loan, the index pursuant to which the Mortgage Interest Rate is determined and (19) the number of times during the 12 month period preceding the Closing Date that any Monthly Payment has been received thirty or more days after its Due Date. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; and (2) the current aggregate outstanding principal balance of the Mortgage Loans.

     "Mortgage Note" means the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note.

     "Mortgagor" means the obligor on a Mortgage Note.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof.

     "Prime Rate" means the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Chicago edition).

     "Principal Prepayment" means any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Purchase Price" means the price paid on the Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on the Closing Date as set forth in Section 4 of this Agreement.


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

     "Purchaser" means Franklin Finance Corporation or its successor in interest or assigns or any successor to the Purchaser under this Agreement as herein provided.

     "Qualified Appraiser" means an appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and in the two highest rating categories by Best's with respect to hazard and flood insurance.

     "Qualified Substitute Mortgage Loan" means a mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than and not more than 1.00% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan; and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 8.02 hereof.

     "Remittance Date" means the date specified in the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

     "Repurchase Price" means, with respect to any Mortgage Loan, a price equal to (i) the unpaid principal balance of such Mortgage Loan plus (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced, if any, by the Seller in respect of such repurchased Mortgage Loan.

     "RESPA" means Real Estate Settlement Procedures Act, as amended from time to time.

     "Seller" means Franklin Bank, N.A., its successors in interest and assigns.

     "Servicing Agreement" means the agreement, attached as Exhibit B hereto, to be entered into by the Purchaser and the Seller, as servicer, providing for the Seller to service the Mortgage Loans as specified by the Servicing Agreement.

     "Servicing Fee" means, with respect to each Mortgage Loan, subject to the Servicing Agreement, the amount of the annual fee the Purchaser shall pay to the Seller, which shall for a period of one full month be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Seller under the Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Seller, or as otherwise provided under this Agreement. In addition to the Servicing Fee, the Seller shall be entitled to retain Ancillary Income.

     "Servicing Fee Rate" means, with respect to each Mortgage Loan, the rate specified in the Mortgage Loan Schedule with respect to such Mortgage Loan.

     "Servicing File" means with respect to each Mortgage Loan, the file retained by the Seller during the period in which the Seller is acting as servicer pursuant to the Servicing Agreement consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or its designee and copies of the Mortgage Loan Documents.

     "Stated Principal Balance" means as to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

     "Variable Rate Mortgage Loan" means any individual Mortgage Loan purchased pursuant to this Agreement the interest rate of which adjusts periodically based on the index identified in the Mortgage Loan Schedule.

SECTION 2.  AGREEMENT TO PURCHASE.

     The Seller agrees to sell and the Purchaser agrees to purchase Mortgage Loans having an aggregate principal balance on the Cut-off Date in an amount equal to $[__________,] or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date.

[SECTION 3.  RESERVED.]

SECTION 4.  PURCHASE PRICE.

     The Purchase Price for the Mortgage Loans listed on the Mortgage Loan Schedule shall be $[__________,] or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date. The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the Cut-off Date, after application of scheduled payments of principal due on or before the Cut-off Date whether or not collected.

     In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the initial principal amount of the related Mortgage Loans at the weighted average Mortgage Interest Rate of those Mortgage Loans, minus any amounts attributable to Servicing Fees as provided in the Servicing Agreement from the Cut-off Date through the day prior to the Closing Date, inclusive.

     The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid on the Closing Date by wire transfer of immediately available funds.

     The Purchaser shall be entitled to (l) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected on or after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees collected on or after the Cut-off Date (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to the Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. Any such prepaid amounts shall be deposited into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance to the Purchaser.

SECTION 5.  EXAMINATION OF MORTGAGE FILES.

     Prior to the date hereof, the Seller has (a) delivered to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) made the related Mortgage File available to the Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

SECTION 6.  CONVEYANCE FROM SELLER TO PURCHASER.

     SUBSECTION 6.01.  CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF SERVICING
FILES.

     The Seller hereby agrees to sell, transfer, assign, set over and convey to the Purchaser on the Closing Date, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans and the Mortgage Files and all rights and obligations arising under the documents contained therein. The Servicing File shall be retained by the Seller in accordance with the terms of the Servicing Agreement and, as provided therein, shall be appropriately identified in the Seller's computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser.

     SUBSECTION 6.02.  BOOKS AND RECORDS.

     Record title to each Mortgage Loan as of the Closing Date shall be in the name of the Seller. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more of its designees; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or its designee, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

     The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

     SUBSECTION 6.03.  DELIVERY OF MORTGAGE LOAN DOCUMENTS.

     The Seller shall deliver and release to the Purchaser or its designee on the Closing Date the Mortgage Loan Documents with respect to each Mortgage Loan set forth on the Mortgage Loan Schedule.

     The Seller shall forward to the Purchaser or its designee original documents evidencing an assumption, modification, consolidation, conversion or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Purchaser or its designee with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety
(90) days of its submission for recordation.

     In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Purchaser or its designee within 90 days following the Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Purchaser or its designee in blank), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 8.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver, or cause to be delivered, such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver, or cause to be delivered, a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate relating to the related Mortgage Loans.

     The Seller shall pay all fees or costs in transferring all original documents to the Purchaser or its designee. The Purchaser or its designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the reasonable costs associated therewith pursuant to the preceding sentence.

SECTION 7.  SERVICING OF THE MORTGAGE LOANS.

     The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing retained basis. The Purchaser shall retain the Seller as independent contract servicer of the Mortgage Loans pursuant to and in accordance with the terms and conditions contained in the Servicing Agreement. The Purchaser and the Seller shall execute the Servicing Agreement on the Closing Date in the form attached hereto as Exhibit B.

     Pursuant to the Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee and any Ancillary Income with respect to such Mortgage Loans from the Closing Date until the termination of the Servicing Agreement with respect to any of the Mortgage Loans as set forth in the Servicing Agreement. The Seller shall conduct such servicing in accordance with the terms of the Servicing Agreement.

SECTION 8.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
            SELLER; REMEDIES FOR BREACH.

     SUBSECTION 8.01.  REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER.

     The Seller represents, warrants and covenants to the Purchaser that as of the date hereof and as of the Closing Date:

     (a) Due Organization and Authority; Enforceability. The Seller is a national bank duly organized and validly existing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the

           Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated
           hereby valid and binding upon the    Seller  in accordance with their
           terms;

      (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

      (c) No Conflicts. Neither the execution and delivery of this Agreement, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's Articles of Association or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any mortgage insurance benefits accruing pursuant to this Agreement;

      (d) Ability to Perform: Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors;

      (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, could result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

      (f) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Purchaser or its designee or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

      (g) Selection Process. The Mortgage Loans were selected from among the outstanding commercial loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Subsection 8.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

      (h) Initial Portfolio. The aggregate characteristics of the Mortgage Loans are as set forth under the heading "Business and Strategy--Description of Initial Portfolio" in the Prospectus of the Purchaser dated [___________,] 1997;

      (i) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading; and

      (j) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

      SUBSECTION 8.02.  REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL
                       MORTGAGE LOANS.

      The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the Closing Date for such Mortgage Loan:

      (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;

      (b) Payments Current; Status. All payments required to be made up to, but not including, the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent more than once within the period falling twelve (12) months prior to the Cut-off Date. The Mortgage Loan is not, and has not been at any time in the preceding twelve months, (i) classified, (ii) in nonaccrual status or (iii) renegotiated due to the financial deterioration of the Mortgagor;

      (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

      (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Purchaser or its designee and the terms of which are reflected in the Mortgage Loan Schedule, if applicable. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, which assumption agreement is part of the Mortgage Loan File delivered to the Purchaser or its designee and the terms of which are reflected in the Mortgage Loan Schedule;

      (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor is now or was, at the time of origination of the related Mortgage Loan, a debtor in any state or Federal bankruptcy or insolvency proceeding;

      (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy, meeting the requirements of the Federal Insurance Administration, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement attached hereto as Exhibit B. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

      (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, fair housing, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

      (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or in action by the Mortgagor;

      (i)  Location and Type of Mortgaged Property. The Mortgaged
           Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property improved by a commercial facility erected thereon.

      (j) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

           (1) the lien of current real property taxes and assessments not yet due and payable;

           (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

           (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

     Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage (except any such subordinate loan which was created in connection with the origination of the related Mortgage Loan details of which are contained in the related Mortgage File);

      (k)  Validity of Mortgage Documents. The Mortgage Note and the
           Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

      (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note, except for the assignments of mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Purchaser or its designee in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except indirectly for purposes of servicing the Mortgage Loan as set forth in the Servicing Agreement. After the Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

      (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

      (o) LTV. No Conventional Loan has an LTV greater than 95%. The original LTV of each Conventional Loan was not more than 80%;

      (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and
           (3) of paragraph (j) of this Subsection 8.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insurers of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

      (q) No Defaults. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event which would permit acceleration;

      (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

      (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

      (t) Origination; Payment Terms. The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate for each Mortgage Loan is as set forth on Exhibit J hereto. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest are subject to change if the Mortgage Loan is an Variable Rate Mortgage Loan due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There is no negative amortization with respect to any Mortgage Loan. Each Convertible Mortgage Loan contains a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note in accordance with the terms of the Mortgage Note or a rider to the related Mortgage Note;

      (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage

           Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

      (v)  Conformance with Agency and Underwriting Standards.  The
           Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller (a copy of each of which is attached hereto as Exhibit L), in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage are on forms acceptable to the Purchaser, in the Purchaser's sole discretion, as evidenced by the Purchaser's purchase of the related Mortgage Loans, and, the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used. All Mortgage Loans have full asset verification;

      (w) Occupancy of the Mortgaged Property. As of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

      (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

      (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

      (z) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

      (aa) Delivery of Mortgage Documents. The Mortgage Note, the
           Mortgage, the Assignment of Mortgage and any other Mortgage Loan Documents for each Mortgage Loan have been delivered to the Purchaser or its designee. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with

           Exhibit A hereto, except for such documents the originals of which have been delivered to the Purchaser or its designee;

      (bb) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

      (cc) Assumability. The Mortgage Loan Documents provide that a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents.

      (dd) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

      (ee) RESERVED


      (ff) Mortgaged Property Undamaged; No Condemnation Proceedings.
           There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

      (gg) Collection Practices; Escrow Deposits; Interest Rate
           Adjustments. The origination and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller or the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow

           Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments to the Monthly Payment, if the Mortgage Loan is an Variable Rate Mortgage Loan, have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. With respect to each Variable Rate Mortgage Loan, the Mortgage Interest Rate adjusts annually as set forth herein. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

      (hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or could result in the exclusion from, denial of, or defense to coverage under any hazard insurance policy. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

      (ii) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

      (jj) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser (or approval is subject to receipt of an appropriate appraisal) who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

      (kk) Disclosure Materials. The Mortgagor has received all disclosure materials required by and the Seller complied with all applicable law with respect to the making of the Mortgage Loans;

      (ll) Construction or Rehabilitation of Mortgaged Property. No
           Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

      (mm) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower than mortgage loans originated by the Seller generally;

      (nn) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

      (oo) Escrow Analysis. With respect to each Mortgage, Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law; and

      (pp) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices; provided that, in the event of any breach of the representation and warranty set forth in this Subsection (pp), the Seller shall not be required to repurchase any such Mortgage Loan unless such breach had, and continues to have, a material and adverse effect on the value of the related Mortgage Loan or the interest of the Purchaser therein.

     SUBSECTION 8.03. REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

     It is understood and agreed that the representations and warranties set forth in Subsections 8.01 and 8.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

     The Seller, promptly after discovery of a breach of any representation or warranty, shall notify the Purchaser of such breach and the details thereof. Within sixty (60) days of the earlier of (i) notice by the Seller pursuant to the immediately preceding sentence or (ii) notice by the Purchaser to the Seller of any breach of a representation or warranty with respect to a Mortgage Loan, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option and subject to Subsection 8.04, repurchase such Mortgage Loan at the Repurchase Price, unless the Seller elects to substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan pursuant to this Subsection. In the event that a breach shall involve any representation or warranty set forth in Subsection 8.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option and subject to Subsection 8.04, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 8.02 and the Seller discovers or receives notice of any such breach within two (2) years of the Closing Date, the Seller may, at the Seller's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than two (2) years after the Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 8.03 shall be accomplished by either (a) if the Servicing Agreement is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Servicing Agreement is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

     At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser or its designee relating to the Deleted Mortgage Loan. In addition, upon any such repurchase, all funds maintained in the Escrow Account with respect to such Deleted Mortgage Loan shall be transferred to the Seller. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall deposit in the Custodial Account the Monthly Payment, or in the event that the Servicing Agreement is no longer in effect remit directly to the Purchaser or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, payments to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

     For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution.

     In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 8.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection
8.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

     Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 8.01 and 8.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

SECTION 9.  CLOSING.

     The closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

     The closing for the Mortgage Loans to be purchased on the Closing Date shall be subject to each of the following conditions:

            (a) all of the representations and warranties of the Seller under this Agreement and under the Servicing Agreement (with respect to each Mortgage Loan, as specified therein) shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Servicing Agreement;

            (b) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 10 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (c) the Seller shall have delivered and released to the Purchaser or its designee all Mortgage Loan Documents with respect to each Mortgage Loan; and


            (d) all other terms and conditions of this Agreement shall have been complied with.

     Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to
Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 10.  CLOSING DOCUMENTS.

     The closing documents for the Mortgage Loans to be purchased on the Closing Date shall consist of fully executed originals of the following documents:

     1.   this Agreement;

     2.   the Servicing Agreement in the form of Exhibit B hereto;

     3. a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, as required under the Servicing Agreement;

     4.   an Escrow Account Letter Agreement or an Escrow Account
          Certification, as applicable, as required under the Servicing
          Agreement;

     5. an Officer's Certificate, in the form of Exhibit C hereto, including all attachments thereto;

     6. an Opinion of Counsel of the Seller/Servicer (who may be an employee of the Seller/Servicer), in the form of Exhibit D hereto;

     7. a Security Release Certification, in the form of Exhibit E or Exhibit F, if applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

     8. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any, if the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

     9. the underwriting guidelines of the Seller to be attached hereto as Exhibit I.

     The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 11.  COSTS.

     The Purchaser shall pay the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans including recording fees, fees for recording Assignments of Mortgage, fees for title policy endorsements and continuations, if applicable, the Seller's attorney's fees, shall be paid by the Seller.

SECTION 12.  MERGER OR CONSOLIDATION OF THE SELLER.

     The Seller will keep in full effect its existence, rights and franchises as a national bank, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a tangible net worth of at least $30,000,000.

SECTION 13.  MANDATORY DELIVERY; GRANT OF SECURITY INTEREST.

     The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule is mandatory from and after the date of the execution of this Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under this Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price plus accrued interest as set forth in Section 4 hereof for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 14.  NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

     (i) if to the Seller:

         Franklin Bank, N.A.
         24725 West Twelve Mile Road
         Southfield, Michigan 48034
         Attention: President

             (ii)  if to the Purchaser:

                   Franklin Finance Corporation
                   24725 West Twelve Mile Road
                   Southfield, Michigan 48034
                   Attention: President


or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 15.  SEVERABILITY CLAUSE.

     Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 16.  COUNTERPARTS.

     This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 17.  GOVERNING LAW.

     The Agreement shall be construed in accordance with the laws of the State of Michigan and the obligations, rights and remedies of the parties hereunder shall be determined-in accordance with the substantive laws of the Michigan (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

SECTION 18.  INTENTION OF THE PARTIES.

     It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans.

SECTION 19.  SUCCESSORS AND ASSIGNS; ASSIGNMENT OF
             PURCHASE AGREEMENT.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser. This Agreement may be assigned, pledged or hypothecated by the Purchaser without the prior consent of the Seller. If the Purchaser assigns all or any of its rights as Purchaser hereunder, the assignee of the Purchaser will become the "Purchaser" hereunder to the extent of such assignment, provided that at no time shall there be more than fifteen (15) persons having the status of "Purchaser" hereunder. Any assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") substantially in the form attached hereto as Exhibit G. The Seller shall be required to remit all amounts required to be remitted to the Purchaser hereunder to said assignee commencing with the first Remittance Date falling after receipt of said copy of the related Assignment and Assumption Agreement provided that the Seller receives said copy no later than three (3) Business Days immediately prior to the first day of the month of the related Remittance Date.

SECTION 20.  WAIVERS.

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 21.  EXHIBITS.

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 22.  GENERAL INTERPRETIVE PRINCIPLES.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (d)  reference to a Subsection without further reference to a
           Section is a reference to such Subsection as contained in the same
           Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

      (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

SECTION 23.  REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 24.  FURTHER AGREEMENTS.

      The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 25.  RECORDATION OF ASSIGNMENTS OF MORTGAGE.

      To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense for a single recordation with respect to each Assignment of Mortgage in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

                                     FRANKLIN FINANCE CORPORATION
                                     (the Purchaser)


                                     By:_________________________________

                                     Name:_______________________________

                                     Title:________________________________


                                     FRANKLIN BANK, N.A.
                                     (the Seller)


                                     By:_________________________________

                                     Name:_______________________________

                                     Title:________________________________

                                   EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE


     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Purchaser or its designee pursuant to Section 6.03 of the Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

     1. The original Mortgage Note (or, with respect to the Mortgage Loan listed on Schedule I hereto, a lost note affidavit, executed by an officer of the Seller, with a copy of the original note attached thereto) bearing all intervening endorsements, endorsed "Pay to the order of Franklin Finance Corporation, without recourse" and signed in the name of the Seller by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by "[Seller], formerly known as [previous name]".

     2. The original of any guarantee executed in connection with the Mortgage Note.

     3. The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, a photocopy of such Mortgage certified by the Seller to be true and correct will be delivered; if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Purchaser, a photocopy of such Mortgage, certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

     4. The originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon or certified copies of such documents if the originals thereof are unavailable.

     5. The original Assignment of Mortgage for each Mortgage Loan endorsed "Pay to the order of Franklin Finance Corporation" and signed in the name of the Seller by an authorized officer. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]".

     6. Originals of all intervening assignments of the Mortgage with evidence of recording thereon if such intervening assignment has been recorded.

     7. The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company.

     8. Any original security agreement executed in connection with the Mortgage.

     9. The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 8.02(f) of the Agreement.

     10. Mortgage Loan closing statement.

     11. Credit report on the Mortgagor.

     12. Appraisal report.

     13. Photograph of the Mortgaged Property.

     14. Survey of the Mortgaged Property, if any.

     15. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, etc.

     16. All required disclosure statements.

     17. If available, termite report, structural engineer's report, water potability and septic certification.

     18. Sales contract.

     19. Tax receipts, insurance premium receipts, ledger sheets, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

     In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Purchaser or its designee within 90 days following the Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Purchaser or its designee in blank), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 8.03 of the Agreement. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Seller, confirming that all such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate relating to the related Mortgage Loans.

                                   EXHIBIT B



                             [Servicing Agreement]

                                   EXHIBIT C

               FORM OF SELLER'S/SERVICER'S OFFICER'S CERTIFICATE


      I, _____________, hereby certify that I am the duly elected ______________ of Franklin Bank, N.A., a national bank (the "Seller") and further as follows:

      1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the restated Articles of Association of the Seller which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since [_________.]

      2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Seller which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since [_________.]

      3. Attached hereto as Exhibit 3 is an original certificate of due incorporation and valid existence of the Seller issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

      4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Seller authorizing the Seller to execute and deliver each of the Mortgage Loan Purchase and Warranties Agreements, dated as of [__________], 1997, by and between Franklin Finance Corporation (the "Purchaser") and the Seller (the "Purchase Agreement"), to endorse the mortgage notes and execute the assignments of mortgages by original [or facsimile] signature, and to execute and deliver each of the Servicing Agreements dated as of [__________], 1997, by and between Franklin Finance Corporation (the "Purchaser") and the Seller as Servicer (the "Servicing Agreement") and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since [_________.]

      5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Purchase Agreement and the Servicing Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the Purchase Agreement and the Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Seller.

      6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement and the Servicing Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the Articles of Association or by-laws of the Seller, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Seller is subject or by which it is bound.

      7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Purchase Agreement and the Servicing Agreement or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement and the Servicing Agreement.

      8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Seller, signed the Purchase Agreement and any other document delivered prior to or on the date hereof in connection with any purchase described in the Purchase Agreement was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Seller, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures. The person who, as an officer or representative of the Seller, signed the Servicing Agreement and any other document delivered prior to or on the date hereof in connection with any servicing duties described in the Servicing Agreement was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Seller, who holds the office set forth beneath his or her name on the Servicing Agreement and the signature of such person appearing on such document is his or her genuine signature.

      9. The Seller is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement and Servicing Agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated: ____________, 1997                       By:__________________________

                                                Name:_______________________
                                                Title:
[Seal]



     I, _________________________, an __________________ of Franklin Bank,
N.A., hereby certify that _____________________ is the duly elected, qualified and acting ______________ of the Seller and that the signature appearing above is his or her genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: ______________, 1997                     By:_____________________________

                                                Name:___________________________
                                                Title:

                                   EXHIBIT 5

                  to Seller's/Servicer's Officer's Certificate



NAME                            TITLE                           SIGNATURE

                                   EXHIBIT D

               FORM OF OPINION OF COUNSEL TO THE SELLER/SERVICER

                                                     _________________, 1997


Franklin Finance Corporation
24725 West Twelve Mile Road
Southfield, Michigan 48034

Dear Sirs:
     You have requested my opinion, as [General] Counsel to Franklin Bank, N.A. (the "Seller"), with respect to certain matters in connection with the sale by the Seller of the Mortgage Loans pursuant to that certain Mortgage Loan Purchase and Warranties Agreement by and between the Seller and Franklin Finance Corporation (the "Purchaser"), dated as of __________, 1997 (the "Purchase Agreement") which sale is in the form of whole loans, delivered pursuant to a Purchase Agreement and serviced pursuant to an Servicing Agreement, dated as of __________, 1997, by and between the Purchaser and the Seller as Servicer (the "Servicing Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement and the Servicing Agreement.

     I have examined the following documents:

     1.   the Purchase Agreement;

     2.   the Servicing Agreement;

     3.   the form of Assignment of Mortgage;

     4.   the form of endorsement of the Mortgage Notes; and

     5. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

     To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Seller contained in the Purchase Agreement and the Servicing Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

     Based upon the foregoing, it is my opinion that:

      1. The Seller is a national bank duly organized and validly existing under the laws of the United States and is qualified to transact business in, and is in good standing under, the laws of Michigan.

      2. The Seller has the power to engage in the transactions contemplated by the Purchase Agreement and the Servicing Agreement and all requisite power, authority and legal right to execute and deliver the Purchase Agreement and the Servicing Agreement and to perform and observe the terms and conditions of such agreements.

      3. The Purchase Agreement and Servicing Agreement have been duly authorized, executed and delivered by the Seller and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

      4. The Seller has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase Agreement and the Servicing Agreement and by original or facsimile signature in order to execute the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original or facsimile signature of the officer at the Seller executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Seller.

      5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Purchase Agreement and the Servicing Agreement and the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Purchase Agreement and the Servicing Agreement or (ii) any required consent, approval, authorization or order has been obtained by the Seller.

      6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement and the Servicing Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the Articles of Association or by-laws of the Seller, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Seller is subject or by which it is bound.

     7. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Purchase Agreement and the Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement and the Servicing Agreement.

     8. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Seller thereto as noteholder and mortgagee.

     9. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, and to the best of my knowledge, with respect to all other states, the Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of such other states. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Seller, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Seller from being enforceable.

     This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                                     Very truly yours,




                                                     [General] Counsel

                                   EXHIBIT E

______________________, 1997

Federal Home Loan Bank of Chicago (the "FHLB")
_____________________________
_____________________________
Attention:  _____________________________
            _____________________________
            _____________________________

            Re: Notice of Sale and Release of Collateral

Dear Sirs:

     This letter serves as notice that Franklin Bank, N.A., a national bank (the "Bank") has committed to sell to Franklin Finance Corporation under a Mortgage Loan Purchase and Warranties Agreement, dated as of __________, 1997, certain mortgage loans originated or owned by the Bank. The Bank warrants that the mortgage loans to be sold to Franklin Finance Corporation are in addition to and beyond any collateral required to secure advances made by the FHLB to the Bank.

     The Bank acknowledges that the mortgage loans to be sold to Franklin Finance Corporation shall not be used as additional or substitute collateral for advances made by the FHLB. Franklin Finance Corporation understands that the balance of the Bank's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the FHLB, and confirms that it has no interest therein.

     Execution of this letter by the FHLB shall constitute a full and complete release of any security interest, claim, or lien which the FHLB may have against the mortgage loans to be sold to Franklin Finance Corporation.

                                             Very truly yours,

                                             _____________________________


                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________
                                             Date:___________________________

Acknowledge and approved:

FEDERAL HOME LOAN BANK OF CHICAGO

By:_____________________________
Name:___________________________
Title:__________________________
Date:___________________________

                                   EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION


                        I.  RELEASE OF SECURITY INTEREST


     The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Franklin Finance Corporation from Franklin Bank, N.A., pursuant to that certain Mortgage Loan Purchase and Warranties Agreement, dated as of [__________, 1997,] and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Franklin Bank, N.A. or its designees, as of the date and time of the sale of such Mortgage Loans to Franklin Finance Corporation.

Name and Address of Financial Institution

________________________________
          (name)
________________________________
          (Address)

By:_____________________________



                         II.  CERTIFICATION OF RELEASE

     Franklin Bank, N.A. hereby certifies to Franklin Finance Corporation that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Franklin Finance Corporation, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                             _________________________________
                                             By: _____________________________
                                             Title: __________________________
                                             Date:____________________________

                                   EXHIBIT G

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


     ASSIGNMENT AND ASSUMPTION AGREEMENT, dated [__________________,] between Franklin Bank, N.A., a national bank ("Assignor") and Franklin Finance Corporation, a Michigan corporation ("Assignee"):

     For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. The Assignor hereby grants, transfers and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the "Mortgage Loans"), and with respect to such Mortgage Loans, in, to and under (a) that certain Mortgage Loan Purchase and Warranties Agreement dated [__________,] 1997 by and between Franklin Bank, N.A. (the "Seller") and Franklin Finance Corporation (the "Purchase Agreement"), and (b) that certain Servicing Agreement dated as of [___________], by and between the Purchaser and the Seller (the "Servicing Agreement"; the Servicing Agreement and the Purchase Agreement are collectively referred to as the "Agreements").

     2. The Assignor warrants and represents to, and covenants with, the Assignee that:

           a.     the Assignor is the lawful owner of the Mortgage
                  Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

           b. the Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

           c. the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

           d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

       3. The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

            a. the Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

            b. the Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

            c. To the best of Assignee's knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

            d. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor' s obligations as Purchaser thereunder, including, without limitation, the limitation on assignment set forth in Section 19 of the Purchase Agreement;

            e. The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

            f. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

            g. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

            h. The Assignee considers itself a sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

            i. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

            j. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

            k. Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

      4.    (a)  The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Agreements is: 24725 West Twelve Mile Road, Southfield, Michigan 48034.

      The Assignee's wire instructions for purposes of all remittances and payments related to the Mortgage Loans are to be confirmed in writing.

           (b) The Assignor's address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is: 24725 West Twelve Mile Road, Southfield, Michigan 48034.

      5. This Agreement shall be construed in accordance with the substantive laws of the State of Michigan (without regard to conflicts of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

      6. This Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

      7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      8. This Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

      9. Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

      10. For the purpose for facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.



_________________________               _____________________________
Assignor                                Assignee

By:______________________               By:__________________________

Its:_____________________               Its:_________________________

Taxpayer                                Taxpayer
Identification No._______               Identification No.___________









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